SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2004

ENZON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12957 (Commission file Number)	22-2372868 (IRS Identification No.)

685 Route 202/206, Bridgewater, New Jersey (Address of principal executive offices)		08807 (Zip Code)

Registrant’s telephone number, including area code (908) 541-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

|_|	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Enzon Pharmaceuticals, Inc. has entered into a Separation Agreement dated November 24, 2004 with Dr. Ulrich Grau, its Executive Vice President and Chief Scientific Officer. We have entered into this agreement with Dr. Grau in connection with his decision to voluntarily resign from his current position. Under the agreement, Dr. Grau’s resignation will become effective on March 31, 2005. He will receive nine months of severance payments as well as a cash payment of between 90% and 100% of his annual target bonus for fiscal year 2005 (50% of base salary) payable in August 2005. Upon his resignation, he will be subject to certain non-competition covenants for up to two years.

Item 5.02 Departure of Principal Officer

Pursuant to the Separation Agreement described in Item 1.01 above, Dr. Ulrich Grau, Executive Vice President and Chief Scientific Officer, will voluntarily resign as of March 31, 2005.

SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2004

By: /s/ Kenneth J. Zuerblis —————————————— Kenneth J. Zuerblis Vice President, Finance and Chief Financial Officer